                                                                    EXHIBIT 4.12


                       THE GOODYEAR TIRE & RUBBER COMPANY

                 $450,000,000 11% Senior Secured Notes due 2011
            $200,000,000 Senior Secured Floating Rate Notes due 2011

                             Note Purchase Agreement

                                                                  March 12, 2004

The Investors Listed on
   Annex A Hereto

Ladies and Gentlemen:

         The Goodyear Tire & Rubber Company, an Ohio corporation (the "COMPANY"), proposes to issue and sell $450,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2011 (the "FIXED RATE SECURITIES") and $200,000,000 aggregate principal amount of its Senior Secured Floating Rate Notes due 2011 (the "FLOATING RATE SECURITIES," and together with the Fixed Rate Securities, "SECURITIES"). The Securities will be issued pursuant to an Indenture (the "INDENTURE") to be dated as of the Closing Date (as defined below), among the Company, the guarantors listed in Schedule 1 hereto (the "GUARANTORS") and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"), and will be guaranteed on a senior secured basis by each of the Guarantors identified on
Schedule 1 as a grantor and on a senior basis by each of the remaining Guarantors (collectively, the "GUARANTEES").

         The Securities will be sold to the Investors listed in Annex A hereto (the "INVESTORS") without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon exemptions from the registration requirements thereof. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         Holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated the Closing Date (the "REGISTRATION RIGHTS AGREEMENT"). The Registration Rights Agreement will be in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file a registration statement with respect to the Securities with the Securities and Exchange Commission (the "COMMISSION") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

         The Securities and the Guarantees of the Guarantors indicated on
Schedule 1 as grantors will be secured by certain collateral (the "COLLATERAL"), as more fully described and set forth in the Indenture and (a) the Intercreditor Agreement, dated as of the Closing Date (the "INTERCREDITOR AGREEMENT"), among the Company, the Guarantors party thereto, JPMorgan Chase Bank, as Credit Agent, and the Trustee, (b) the Collateral Agreement, dated as of the Closing Date (the "COLLATERAL AGREEMENT"), among the Company, the Guarantors party thereto and Wells Fargo Bank, N.A., as collateral agent (in such capacity, the "COLLATERAL AGENT"), (c) the Canadian Security Agreement, dated as of the Closing Date (the "CANADIAN SECURITY AGREEMENT"), among the Company, Goodyear Canada Inc. and the Collateral Agent, (d) a mortgage with respect to 1144 East Market Street, Akron, Ohio (the "CORPORATE HEADQUARTERS"), to the extent that such property does not constitute a "manufacturing facility" as defined in the Bond Agreement dated as of March 17, 1986 between the Company and Union Bank of Switzerland, Credit Suisse, Swiss Bank Corporation and Morgan Stanley S.A. or a "Restricted Property" under (i) the Indenture dated as of March 15, 1996 between the Company and Chemical Bank, as trustee, as supplemented on December 3, 1996, March 11, 1998 and March 17, 1998, (ii) the Indenture dated as of March 11, 1998 between the Company and The Chase Manhattan Bank, as trustee, as supplemented on March 14, 2000 and August 15, 2001 or (iii) the Fiscal Agency Agreement dated June 6, 2000 among the Company, Citibank and Banque Internationale a Luxembourg and (e) foreign pledge agreements dated as of the Closing Date between the Company and the Collateral Agent with respect to the capital stock of each of the subsidiaries of the Company listed on Schedule 2 hereto (the "FOREIGN PLEDGE AGREEMENTS"). The Collateral Agreement, the Canadian Security Agreement, the mortgage on the Corporate Headquarters, any Foreign Pledge Agreements and any other instruments or documents entered into or delivered in connection with any of the foregoing, or that grant or perfect a security interest in the Collateral pursuant to the Indenture, are collectively referred to as the "SECURITY DOCUMENTS." The Security Documents grant a security interest in the Collateral for the benefit of the Trustee, the Collateral Agent and each holder of the Securities and any future Other Pari Passu Lien Obligations and the successors and assigns of the foregoing (the "SECURED PARTIES"). Pursuant to the Intercreditor Agreement, such security interest will rank junior in priority to the security interest in the Collateral securing any Priority Lien Obligations.

         The proceeds of the Securities will be used on the Closing Date (i) to prepay all of the Company's U.S. Term Loan Facility in the amount of $246.5 million, (ii) to prepay part or all of the borrowings and permanently reduce commitments under the Company's U.S. Revolving Credit Facility and (iii) for general corporate purposes, which may include, among other things, contributions to the Company's pension plans, the temporary repayment of the Company's U.S. Revolving Credit Facility and the revolving portions of the Company's ABL Facilities and European Credit Facilities, and prepayment or repurchase of debt, whether through negotiated or open-market purchases, tender offers or other available means.

         The Company hereby confirms its agreement with the several Investors concerning the purchase and resale of the Securities, as follows:

         1. Purchase of the Securities. (a) The Company agrees to issue and sell the Securities to the several Investors as provided in this Agreement, and each Investor, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth on such Investor's signature page to this Agreement at a price equal to 99.413% of the principal amount thereof with respect to the Fixed Rate Securities and 100% of the principal amount thereof with respect to the Floating Rate Securities. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

         (b) Each Investor severally and not jointly, represents, warrants to the Company and the Guarantors and agrees that:

                  (i) It is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  (ii) It is purchasing Securities for its own account and not with a view to the distribution thereof; provided that the disposition of their property (including the Securities) shall at all times be within their control.

                  (iii) It acknowledges that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

                  (iv) It is (A) a sophisticated investor and has such knowledge and experience in financial and business matters and expertise in assessing credit risk, (B) capable of evaluating the merits, risks and suitability of investing in the Securities, (C) has been afforded the opportunity to ask questions of and receive answers from the Company regarding the Company and its affiliates, (D) aware that there may be material non-public information with respect to the Securities and the Company that the Company would be willing to provide to the Investor and that the Investor has either received or decided in its sole discretion not to request and (E) able to bear the economic risks of, and an entire loss of, its investment in the Securities.

                  (v) It has determined, based on its own independent review and such professional advice as it has deemed appropriate under the circumstances, that its acquisition of the Securities (A) is fully consistent with its (or if such Investor is acquiring the Securities in a fiduciary capacity, the beneficiary's) financial need, objectives and condition, (B) complies and is fully consistent with all investment policies, guidelines and restrictions applicable to such Investor (whether acquiring the Securities as principal or in a fiduciary capacity), and (C) is a proper and suitable investment for such Investor (or if such Investor is acquiring the Securities in a fiduciary capacity, for the beneficiary), notwithstanding the risks inherent in investing in or holding the Securities.

                  (vi) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("REGULATION D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (vii) It will offer, sell or transfer Securities only in accordance with the restrictions set forth in Annex B hereto.

         (c) Each Investor acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Investors pursuant to Sections 5(e), counsel for the Company, may rely upon the accuracy of the representations and warranties of the Investors, and compliance by the Investors with their agreements, contained in paragraph (b) above (including Annex B hereto), and each Investor hereby consents to such reliance.

         (d) The Company acknowledges and agrees that the Investors may offer and sell Securities to or through any affiliate of an Investor and that any such affiliate may offer and sell Securities purchased by it to or through any Investor; provided that any such offers or sales shall be made in accordance with this Agreement.

         (e) Each Investor agrees to maintain the confidentiality of any Information (as defined below) it receives except that Information may be disclosed (i) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Section 1(e) and such Investor will be responsible for any breach by any such persons of the provisions of this Section 1(e)), (ii) to the extent requested or demanded by any regulatory authority having jurisdiction over such Investor or its affiliates, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the Securities or the enforcement of rights hereunder or thereunder, (v) with the written consent of the Company or (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph (e) or (B) becomes available to the Investor on a nonconfidential basis from a source other than the Company. For the purposes of this paragraph (e), "Information" means all information received from the Company, if any, relating to the Company or its business, other than any such information that is available to any Investor on a nonconfidential basis prior to disclosure by the Company; provided that in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential.

         (f) Each Investor, severally and not jointly, represents and warrants that the purchase, holding and/or transfer of the Securities will not give rise to a transaction described in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975(c)(1) of the Internal Revenue Code of 1986, as amended (the "CODE") for which a statutory or administrative exemption is unavailable and will not violate any provisions of any applicable Federal, state, local, non-United States or other laws, rules or regulations that are similar to such provisions of ERISA and the Code.

         2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Covington & Burling at 9:00 a.m., New York City time or as soon thereafter as practicable, on March 12, 2004, or at such other time or place on the same or such other date as the Investors and the Company may agree upon. The time and date of such payment and delivery is referred to herein as the "CLOSING DATE".

         (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Investors against delivery to the Investors of the certificates representing the Securities, with any transfer taxes payable in connection with the sale of the Securities by the Company to the Investors duly paid by the Company. Upon delivery, the Securities shall be in definitive form, registered in such names and in such denominations as each Investor shall have requested in writing not less than two business days prior to the Closing Date. The Company agrees to make one or more specimen certificates evidencing the Securities available for inspection by the Investors not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

         3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Investor that:

         (a) No Material Adverse Change. Since the Company's Quarterly Report for the quarter ended September 30, 2003 (the "THIRD QUARTER REPORT"), except as disclosed in the Offering Memorandum dated March 9, 2004 (including any documents incorporated therein by reference and as supplemented or amended prior to the date hereof, the "OFFERING MEMORANDUM"), including the results of the pending internal investigation and investigation by the Commission described therein, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock, or any material adverse change (or change that would reasonably be expected to have a material adverse change) in the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case other than in the ordinary course of business; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

         (b) Organization and Good Standing. The Company and each of the Guarantors have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all requisite power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a "MATERIAL ADVERSE EFFECT"). As of December 31, 2002, there were no subsidiaries of the Company that were significant subsidiaries, other than those listed in
Schedule 3 to this Agreement.

         (c) Capitalization. The Company's authorized capital stock is as set forth in the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each Guarantor and significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors' qualifying shares) and the capital stock or other equity interests of each Guarantor and each significant subsidiary of the Company owned directly or indirectly by the Company, is owned free and clear of any lien, charge, encumbrance or security interest, other than (i) Permitted Liens or (ii) any such lien, charge, encumbrance or security interest securing Priority Lien Obligations.

         (d) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities, the Registration Rights Agreement, the Security Documents and the Intercreditor Agreement (collectively, the "TRANSACTION DOCUMENTS") and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

         (e) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or at law (collectively, the "ENFORCEABILITY EXCEPTIONS"); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

         (f) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

         (g) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

         (h) Purchase and Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

         (i) Other Transaction Documents. Each of the Security Documents and the Intercreditor Agreement have been duly authorized by the Company and each of the Guarantors (to the extent a party thereto), and on the Closing Date, will be duly executed and delivered by the Company and each of the Guarantors (to the extent a party thereto) and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors (to the extent a party thereto) enforceable against the Company and each of the Guarantors (to the extent a party thereto) in accordance with its terms, subject to the Enforceability Exceptions.

         (j) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or
(iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) (solely with respect to subsidiaries that are not Guarantors or Material Foreign Subsidiaries), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (k) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (except liens, charges or encumbrances created or imposed under the Transaction Documents) upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i)

(solely with respect to subsidiaries that are not Guarantors or Material Foreign Subsidiaries), (ii) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (l) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required
(i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Investors, (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement and (iii) that if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (m) Legal Proceedings. Except as disclosed in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject as to which there is a reasonable possibility of an adverse determination and that, if adversely determined would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

         (n) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company and its consolidated subsidiaries are, to the Company's knowledge after consultation with PricewaterhouseCoopers LLP, independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

         (o) Title to Real and Personal Property. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property of the Company and its subsidiaries, except any failures that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There are no Liens on the Collateral other than (i) Liens existing on the Closing Date and set forth on
Schedule 4 and (ii) Permitted Collateral Liens (other than those specified in Section (4) of the definition thereof).

         (p) Title to Intellectual Property. The Company and its subsidiaries own, license or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own, license or otherwise possess such rights would not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and, to the Company's knowledge, its subsidiaries, have not received written notice of any claim of infringement of or conflict with any such rights of others, except such conflicts or infringements that, if adversely determined against the Company or any of its subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

         (q) Investment Company Act and Holding Company Status. Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in this Agreement none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "INVESTMENT COMPANY Act"). Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in this Agreement none of them will be, a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         (r) Taxes. (i) The Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings) and filed all tax returns required to be paid or filed through the date hereof, except in each case where the failure to pay or file would not reasonably be expected to have a Material Adverse Effect; and (ii) except as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

         (s) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company, nor to the Company's knowledge any of its subsidiaries, has received written notice of any revocation or modification of any such license, certificate, permit or authorization and does not have any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

         (t) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, in each case that would be reasonably expected to have a Material Adverse Effect.

         (u) Compliance With Environmental Laws. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and
(iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

         (v) Compliance With ERISA. Except as disclosed in the Offering Memorandum, (i) each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates is in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption that is reasonably likely to result in a Material Adverse Effect; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived.

         (w) Accounting Controls; Sarbanes Oxley. Except as may be determined in connection with the pending internal investigation or investigation by the Commission and as otherwise disclosed in the Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) there is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

         (x) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations and (ii) the Company does not have any reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost as may be necessary to continue its business.

         (y) No Unlawful Payments. Except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (z) Solvency. On the Closing Date, the Company (after giving effect to the issuance of the Securities and the application of the proceeds therefrom) will be Solvent. As used in this paragraph, the term "SOLVENT" means that (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) (which liabilities are calculated for purposes of this representation in the manner used in the preparation of the Company's consolidated financial statements) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business (assuming the ability to refinance existing obligations); (iii) the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature (assuming the ability to refinance existing obligations); and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which it has unreasonably small capital.

         (aa) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any Investor for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

         (bb) Future Rule 144A Eligibility. On the Closing Date, no series of the Securities will be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

         (cc) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (dd) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than J.P. Morgan Securities

Inc., Citigroup Global Markets Inc. and Credit Suisse First Boston (collectively, the "PLACEMENT AGENTS") or the Investors, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("REGULATION S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

         (ee) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Investors contained in Section 1(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Investors and any resale of the Securities by the Investors in accordance with the requirements of this Agreement, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

         (ff) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

         (gg) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in this Agreement will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

         (hh)     Security Interests. On and as of the Closing Date:

                  (i) Upon (A) delivery to the Credit Agent of the certificated securities representing or evidencing the Pledged Securities (as defined in the Collateral Agreement) together with instruments of transfer duly executed in blank in accordance with the Collateral Agreement (or in the case of certificates or instruments representing or evidencing Collateral which are then in the possession of the Credit Agent, upon the execution and delivery of the Intercreditor Agreement) the Collateral Agreement will create, to the extent contemplated thereby, a perfected security interest in all right, title and interest of the Company and the Grantors in such certificated securities to the extent perfection is governed by the Uniform Commercial Code (the "UCC"), as in effect in the applicable jurisdiction and (B) in the case of Collateral not constituting certificated securities or instruments, the filing of UCC financing statements or, in the case of such Collateral of Goodyear Canada Inc. ("GOODYEAR CANADA"), Personal Property Security Act ("PPSA") financing statements, in appropriate form in the offices specified in the Perfection Certificate, the Collateral Agreement will create a perfected security interest (or hypothec, as applicable) in all right, title and interest of the Company and the Grantors in Collateral other than the certificated Pledged Securities (as defined in the Collateral Agreement), to the extent perfection can be obtained by filing UCC financing statements or PPSA financing statements, as applicable, in such jurisdictions.

                  (ii) Upon the recordation of the Collateral Agreement with the United States Patent and Trademark Office, the Collateral Agreement will create a perfected security interest on all right, title and interest of the Collateral consisting of Material Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by such recordation in the United States Patent and Trademark Office.

                  (iii) Upon the recordation of the Collateral Agreement with the Federal Aviation Administration, the Collateral Agreement will create a perfected security interest on all right, title and interest of the Collateral consisting of Aircraft Collateral (as defined in the Collateral Agreement) in which a security interest may be perfected by such recordation in the Federal Aviation Administration.

                  (iv) The mortgage on the Corporate Headquarters, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all the Company's right, title and interest in and to the Corporate Headquarters and the proceeds thereof, subject to the Enforceability Exceptions, and when the mortgage has been filed in Summit county, Ohio, the mortgage will create a perfected lien on all right, title and interest of the Company in the Corporate Headquarters and the proceeds thereof.

         (ii) Perfection Certificate. The Perfection Certificate is not incorrect in any respect material to the rights or interests of the Holders of the Securities.

         (jj) Offering Memorandum; Reporting Requirements. As of the Closing Date, the Offering Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information set forth therein, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. The Company is subject to the reporting requirements of Section 13 or
Section 15(d) of the Exchange Act, and except as disclosed in the Offering Memorandum, including the results of the pending internal investigation and investigation by the Commission described therein, the Company is in compliance with such requirements, except where any non-compliance would not reasonably be expected to have a Material Adverse Effect.

         (kk) Collateral. The Collateral consists of all assets of the Company and the Grantor Subsidiary Guarantors pledged to secure the U.S. Bank Indebtedness and the ABL Bank Indebtedness, other than Additional Excluded Collateral.

         4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Investor that:

         (a) Blue Sky Compliance. The Company will cooperate with the Investors and their counsel to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Investor shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) take any action that would subject it to general service of process in any such jurisdiction or (iii) take any action that would subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

         (b) Use of Proceeds. The proceeds of the Securities will be used on the Closing Date (i) to prepay part or all of the Company's U.S. Term Loan Facility in the amount of $246.5 million, (ii) to prepay part or all of the borrowings and permanently reduce commitments under the Company's U.S. Revolving Credit Facility and (iii) for general corporate purposes, which may include, among other things, contributions to the Company's pension plans, the temporary repayment of the Company's U.S. Revolving Credit Facility and the revolving portions of the Company's ABL Facilities and European Credit Facilities, and prepayment or repurchase of debt, whether through negotiated or open-market purchases, tender offers or other available means.

         (c) Supplying Information. While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish, as soon as practicable after such information is available, to holders of the Securities and any prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (d) PORTAL and DTC. The Company, once the Securities become eligible for resale pursuant to Rule 144A under the Securities Act, will arrange for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

         (e) No Resales by the Company. Until the issuance of the Exchange Securities or the effectiveness of a registration statement under the Securities Act covering the Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

         (f) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (g) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the placement agents, as to which no covenant is given) will
(i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of

Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

         (h) Investment Company Act. For so long as the Securities are outstanding, neither the Company nor any of the Guarantors will be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act, and will not be or become owned by a closed-end investment company required to be registered, but not registered thereunder.

         (i) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

         5. Conditions of Investors' Obligations. The obligation of each Investor to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

         (a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct in all respects, without regard to any "materiality" or "Material Adverse Effect" qualifiers therein, on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all respects, without regard to any "materiality" or "Material Adverse Effect" qualifiers therein on and as of the Closing Date, except where the failure of such representations, warranties and statements to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (b) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the ratings accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, (i) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock, or any material adverse change (or change that would reasonably be expected to have a material adverse change) in the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case other than in the ordinary course of business; and
(iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, the effect of which in any such case described above, is, in the judgment of the Investors, such as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement.

         (d) Officer's Certificate. The Investors shall have received a certificate, dated the Closing Date, of Darren R. Wells, Vice President and Treasurer of the Company, addressed to the Investors and stating that as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all respects, without regard to any "materiality" or "Material Adverse Effect" qualifiers therein, on the Closing Date, and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date and subsequent to September 30, 2003, except as set forth in the Offering Memorandum, including the results of the pending internal investigation and investigation by the Commission described therein, there has been no material adverse change (or change that would reasonably be expected to have a material adverse change) in the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

         (e) Opinion of Counsel for the Company. (i) C. Thomas Harvie, Esq., Senior Vice President, General Counsel and Secretary for the Company, shall have furnished to the Investors, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Investors, in form and substance reasonably satisfactory to the Investors, to the effect set forth in Annex C hereto.

                  (ii) Covington & Burling, counsel for the Company, shall have furnished to the Investors, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Investors, in form and substance reasonably satisfactory to the Investors, to the effect set forth in Annex D hereto.

                  (iii) Ohio counsel for the Company shall have furnished to the Investors, at the request of the Company, their written opinion regarding the mortgage on the Corporate Headquarters, dated the Closing Date and addressed to the Investors, in form and substance reasonably satisfactory to the Investors.

         (f) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

         (g) Good Standing. The Investors shall have received satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Investors may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

         (h) Registration Rights Agreement. The Investors shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

         (i) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Investors such further certificates and documents as the Investors may reasonably request (including secretary's certificates of the Company and the Guarantors).

         (j) Perfection Certificate. The Investors shall have received (i) a completed Perfection Certificate dated the Closing Date and signed by a Financial Officer, together with all attachments contemplated thereby, and (ii) the results of a search of the Uniform Commercial Code (or equivalent) filings or registrations made with respect to the Company and the Guarantors in their respective jurisdictions of organization and copies of the financing statements (or similar documents) disclosed by such search.

         (k) Personal Property and Intellectual Property. All Uniform Commercial Code and other personal property security financing statements and recordations with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as the case may be, required by law or reasonably requested by the Collateral Agent to be filed or recorded to perfect the liens intended to be created on the Collateral (to the extent such liens may be perfected by filings under the Uniform Commercial Code or other personal property security legislation, as the case may be, as in effect in any applicable jurisdiction or by filings with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, as the case may be) shall have been filed or recorded or delivered to the Collateral Agent for filing or recording.

         (l) Mortgage. The Investors shall have received in respect of the mortgage on the Corporate Headquarters, a mortgagee's title policy of title insurance or marked up title commitment for such insurance. Such policy or title commitment shall (i) be in an amount equal to the amount of title insurance coverage already provided to the Credit Facilities Secured Parties in respect of their security interest in the Corporate Headquarters; (ii) name the Collateral Agent, for the benefit of the Holders of the Securities, the Trustee and the Collateral Agent, as the insured thereunder; and (iii) be in the form of ALTA Loan Policy-1992.

         (m) Investment Company Act. For so long as the Securities are outstanding, neither the Company nor any of the Guarantors will be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become owned by a closed-end investment company required to be registered, but not registered thereunder.

         (n) Security Documents. On or prior to the Closing Date, a copy of each of the duly executed Security Documents shall have been delivered to the Investors.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Investors. Delivery of any opinions, letters, certificates or other documents on the Closing Date to Weil Gotshal & Manges LLP, as counsel for certain of the Investors, shall be deemed to constitute delivery to each Investor for all purposes hereunder.

         6. Termination. This Agreement may be terminated with respect to any Investor in the absolute discretion of such Investor, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of such Investor, is material and adverse and makes it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated by this Agreement.

         7.       Defaulting Investor.

         (a) If, on the Closing Date, any Investor defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Investors or the Company may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the non-defaulting Investors on the terms contained in this Agreement. If no such arrangements are made such that the Closing can occur on or before March 15, 2004, then, at the option of the Company, either (i) this Agreement shall terminate without liability on the part of the non-defaulting Investors or (ii) the Closing shall occur without the defaulting Investors. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company or the Guarantors. As used in this Agreement, the term "Investor" includes, for all purposes of this Agreement unless the context otherwise requires, any person not an original party to this Agreement that, pursuant to this Section 7, purchases Securities that a defaulting Investor agreed but failed to purchase.

         (b) Nothing contained herein shall relieve a defaulting Investor of any liability it may have to the Company, the Guarantors or any non-defaulting Investor for damages caused by its default.

         8. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agrees to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs of reproducing and distributing each of the Transaction Documents; (iii) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (iv) the fees and expenses of the Company's and the Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Investors may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Investors); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) the fees and expenses of one counsel for the Investors, to the extent separately agreed by the Company in writing prior to the date hereof; (ix) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC;
(x) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; (xi) the reasonable costs incident to perfecting the Secured Parties' security interests in the Collateral required pursuant to the Indenture and the Security Documents (including, without limitation, the fees and expenses of foreign counsel and any search, filing or registration fees). In addition, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agrees to pay or cause to be paid the reasonable fees and disbursements of one firm of outside counsel for the Investors in connection with the negotiation and preparation of this Agreement, the Indenture (including the negotiation of the terms of the Securities), the Security Documents and the Registration Rights Agreement; and (xii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement.

         9. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Investor. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Investor shall be deemed to be a successor merely by reason of such purchase.

         10. Survival. The respective representations, warranties and agreements of the Company, the Guarantors and the Investors contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Investors pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Investors.

         11. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "AFFILIATE" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended; (d) the term "SUBSIDIARY" has the meaning set forth in Rule 405 under the Securities Act ; and (e) the term "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

         12. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if delivered personally, (ii) upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and (iii) on the next Business Day if sent for next day delivery by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier. Notices to the Investors shall be given to them at the addresses or facsimile number set forth on Annex A hereto, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, 10153,
Attention: Brian Haskel, Esq. (fax: (212) 310-8007). Notices to the Company and the Guarantors shall be given to them at The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316, (fax: (330) 796-2121), Attention:
Bertram Bell, Assistant Secretary, with a copy to Covington & Burling, 1330 Avenue of the Americas, New York, New York 10019, Attention: David Rosinus (fax:
(212) 841-1010). The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

         (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         (f) Certificates Deemed Representations. Any certificate signed by an officer of the Company and delivered to the Investors in connection with the sale of the Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Investor.

         (g) Information for Trustee. The information set forth on Annex A may be used and relied upon by the Trustee for notice, delivery of certificates, and any other purpose under the Indenture.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                  Very truly yours,

                                  THE GOODYEAR TIRE & RUBBER COMPANY

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President and Treasurer

                                  ALLIED TIRE SALES, INC.

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  BELT CONCEPTS OF AMERICA, INC.

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  CELERON CORPORATION

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  COSMOFLEX, INC.

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  DAPPER TIRE CO., INC.

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  DIVESTED COMPANIES HOLDING COMPANY

                                  By /s/ Randall M. Loyd
                                     ------------------------------------
                                     Name: Randall M. Loyd
                                     Title: Vice President

                                  By /s/ Ronald J. Carr
                                     ------------------------------------
                                     Name: Ronald J. Carr
                                     Title: Vice President

                                  DIVESTED LITCHFIELD PARK PROPERTIES, INC.

                                  By /s/ Randall M. Loyd
                                     ------------------------------------
                                     Name: Randall M. Loyd
                                     Title: Vice President

                                  By /s/ Ronald J. Carr
                                     ------------------------------------
                                     Name: Ronald J. Carr
                                     Title: Vice President

                                  GOODYEAR FARMS, INC.

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  GOODYEAR INTERNATIONAL CORPORATION

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  GOODYEAR WESTERN HEMISPHERE CORPORATION

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  THE KELLY-SPRINGFIELD TIRE CORPORATION

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  WHEEL ASSEMBLIES INC.

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  WINGFOOT COMMERCIAL TIRE SYSTEMS LLC

                                  By /s/ D. R. Wells
                                     ------------------------------------
                                     Name: D. R. Wells
                                     Title: Vice President

                                  WINGFOOT VENTURES EIGHT, INC.

                                  By /s/ Ronald J. Carr
                                     ------------------------------------
                                     Name: Ronald J. Carr
                                     Title: Vice President

                                  GOODYEAR CANADA INC.

                                  By /s/ Linda Alexander
                                     ------------------------------------
                                     Name: Linda Alexander
                                     Title: Vice President

                                  By /s/ D. S. Hamilton
                                     ------------------------------------
                                     Name: D. S. Hamilton
                                     Title: Secretary

                [Remaining Signature Pages Intentionally Omitted]

                                                                      Schedule 1

                                   Guarantors

ALLIED TIRE SALES, INC.*
BELT CONCEPTS OF AMERICA, INC.*
CELERON CORPORATION
COSMOFLEX, INC.*
DAPPER TIRE CO., INC.*
DIVESTED COMPANIES HOLDING COMPANY*
DIVESTED LITCHFIELD PARK PROPERTIES, INC.*
GOODYEAR FARMS, INC.*
GOODYEAR INTERNATIONAL CORPORATION*
GOODYEAR WESTERN HEMISPHERE CORPORATION
THE KELLY-SPRINGFIELD TIRE CORPORATION*
WHEEL ASSEMBLIES INC.
WINGFOOT COMMERCIAL TIRE SYSTEMS LLC*
WINGFOOT VENTURES EIGHT, INC.*
GOODYEAR CANADA INC.*

* Indicates grantor

                                                                      Schedule 2

                              Foreign Subsidiaries

                 Subsidiary                                   Jurisdiction
                 ----------                                   ------------
Goodyear do Brasil productos de Borracha Ltda.                Brazil

Goodyear Orient Company Private Limited                       Singapore

Compania Goodyear Del Peru S.A.                               Peru

Corporacion Industrial Mercurio S.A. de C.V.                  Mexico

Goodyear Malaysia Berhad                                      Malaysia

Goodyear (Thailand) Public Company Limited                    Thailand

Goodyear de Chile S.A.I.C.                                    Chile

Goodyear Finance Holding S.A.                                 Luxembourg

                                                                         ANNEX B

                   Restrictions on Offers, Sales and Transfers

Prior to the effectiveness of any registration statement under the Securities Act covering the Securities, the Investors will offer, sell or otherwise transfer the Securities purchased pursuant to the Purchase Agreement to which this Annex B is attached only:

(A) at any time that the Securities would be eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), within the United States to persons whom it reasonably believes to be qualified institutional buyers in transactions pursuant to Rule 144A and where in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A;

(B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S;

(C) to an "Accredited Investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor acquiring the Security for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act; or

(D) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to the Company's and the Trustee's right prior to any such offer, sale or transfer pursuant to clauses (B), (C) or (D) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

In connection with any offer, sale or transfer of a Security pursuant to clause
(C) above, the transferee shall certify to such transferor and the Company that:

                  (a) such transferee is (i) a sophisticated institutional investor and has such knowledge and experience in financial and business matters and expertise in assessing credit risk, (ii) capable of evaluating the merits, risks and suitability of investing in the Securities; (iii) relying exclusively on its sources of information and credit analysis with respect to the Securities and (iv) able to bear the economic risks of, and an entire loss of, its investment in the Securities;

                  (b) neither such transferor nor any of its affiliates has provided such transferee with any information or advice with respect to the Securities and (ii) neither such Investor nor any of its affiliates has made or makes any representation as to the credit quality of the Securities or the Company;

                  (d) such transferee has determined, or will determine, based on its own independent review and such professional advice as it has deemed, or will deem, appropriate under the circumstances, that its acquisition of the Securities (i) is fully consistent with its (or if such transferee is acquiring the Securities in a fiduciary capacity, the beneficiary's) financial need, objectives and condition, (ii) complies and is fully consistent with all investment policies, guidelines and restrictions applicable to such transferee (whether acquiring the Securities as principal or in a fiduciary capacity), and (iii) is a proper and suitable investment for such transferee (or if such transferee is acquiring the Securities in a fiduciary capacity, for the beneficiary), notwithstanding the risks inherent in investing in or holding the Securities; and

                  (e) such transferee has not relied on such transferor or any of its affiliates in connection with its determination as to the legality of its acquisition of the Securities or as to the other matters referred to in clause (d) above.